FORM 8-A
Securities and Exchange Commission
Washington, D.C. 20549
For registration of certain classes of securities pursuant to section 12(b) or (g) of the Securities Exchange Act of 1934

				PDC 2001-B Limited Partnership
___________________________________________________
(Exact name of registrant as specified in its charter)

_West Virginia________________				55-0779832
(State of incorporation or organization)		(I.R.S. Employer Identification No.)

103 E. Main Street, Bridgeport, WV			26330
(Address of principal executive offices)			(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

  Not Applicable

Title of each class					Name of each exchange on which
To be so registered					each class is to be registered


Securities Act registration statement file number to which this form relates: _333-47622_________(if applicable)

If this form relates to the registration of a class of securities pursuant to
     Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
     Section 12(g) of  the Exchange Act and is effective pursuant to
     General Instruction A.(d), 35:     check the following box. [   X  ]

Securities to be registered pursuant to Section 12(g) of the Act:

					General Partnership Interest

(Title of class)

(Title of class)


Information required in registration statement
Item 1. 	Description of Registrant's Securities to be Registered.

	We expressly incorporate by reference the description of
      the subject securities set forth in   "Summary of Partnership
     Agreement" and in "Appendix A - Form of Limited Partnership
     Agreement" as set forth in the Program's 424B3 Final
    Prospectus dated May 25, 2001

http://www.sec.gov/Archives/edgar/data/1125604/000112560401500007/
     0001125604-01-500007-index.htm

Item 2. Exhibits.

Not Applicable.



Signature

Pursuant to the requirements of Section 12 of the Securities
     Exchange Act of 1934,  the registrant has duly caused this registration statement to be signed on its behalf
66:   by the undersigned, thereto duly authorized.

		PDC 2003 Drilling Program - PDC 2001-B Limited Partnership (Registrant)_____PDC 2001-B Limited Partnership__________________________

Date_______________________________________________________

By	___Dale G. Rettinger,   Executive Vice President  and Treasurer
	of Petroleum Development Corporation, the Managing General Partner /s/ Dale G. Rettinger